UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2011
World Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 459-8100
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 13, 2011, World Energy Solutions, Inc. (the “Company”) acquired substantially all assets and certain obligations of Northeast Energy Solutions, LLC (“NES”) pursuant to an Asset Purchase Agreement (the “Agreement”) between the Company, NES, Robert Boissonneault, Michael Santangelo, and Richard Galipeau. Pursuant to the Agreement, the Company purchased all of the assets and assumed certain obligations with respect to NES’s business. The purchase price is $4,754,131.39 consisting of $1,004,131.39 cash, $3,000,000 paid in the form of a promissory note (the “Promissory Note”), 83,209 shares of Common Stock of the Company paid to the Members of the Seller (equal to $250,000), plus up to an additional $500,000 earn-out (the “Earn-Out”). The Promissory Note is payable in cash or convertible into shares of Common Stock of the Company at NES’s election, and the Earn-Out is payable subject to certain conditions in cash or shares of Common Stock of the Company at NES’s election, each such share to be paid based on a formula to arrive at the current market value at the date of payment. A press release describing the acquisition is attached as Exhibit 99.1.
Item 2.01 Completion of Acquisition or Disposition of Assets
The Company refers to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.
Item 3.02 Unregistered Sales of Equity Securities
The Company refers to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporates the contents of that section herein, as if fully set forth under this Section 3.02. If the Promissory Note were fully converted into shares as of closing, and if the entire Earn-Out was earned and paid in shares as of closing, based on the current market price, the percentage of shares issued would be approximately 11% of the current issued and outstanding shares of the Company. Without regard to the Promissory Note and the Earn-Out, the number of shares of common stock of the Company to be issued at closing equaled approximately 1% of the current issued and outstanding shares of common stock of the Company.
The issuance of the shares of Common Stock was exempt from registration pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, inasmuch as it was not a public offering since no general solicitation or advertising of any kind was used in connection with the issuance and there was only limited recipients, who are knowledgeable and understand the investment risks.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Financial Statements of Business Acquired.
The financial statements required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.
Date: October 17, 2011	By:	/s/ James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Promissory Note dated October 13, 2011 by the Company for the benefit of Northeast Energy Solutions, LLC

10.1	Asset Purchase Agreement dated October 13, 2011 by and between the Company, Northeast Energy Solutions, LLC, Robert Boissonneault, Michael Santangelo, and Richard Galipeau

99.1	Press release dated October 17, 2011